Exhibit 10(DD)

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 23, 2008, is by and among Greif, Inc., a Delaware corporation (“Company”), Greif Spain Holdings, S.L., sociedad unipersonal, a private limited liability company organized under the laws of Spain (“European Holdco”), the financial institutions signatory hereto in their capacity as Lenders (as defined below) under the Credit Agreement (as defined below) and Deutsche Bank AG New York Branch, as administrative agent for the Lenders (“Administrative Agent”).

W I T N E S S E T H :

WHEREAS, Company, European Holdco, certain subsidiaries of Company (together with Company and European Holdco, “Borrowers”), certain financial institutions (the “Lenders”) and Administrative Agent are parties to that certain Credit Agreement dated as of March 2, 2005 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have provided to Borrowers credit facilities and other financial accommodations; and

WHEREAS, Company desires to (a) increase the amounts of Indebtedness (i) related to Permitted Accounts Receivable Securitizations and (ii) incurred by any Foreign Subsidiary under the Credit Agreement and (b) increase the amount of Capital Expenditures permitted during any fiscal year; and

WHEREAS, Borrowers have requested that Administrative Agent and the Lenders amend the Credit Agreement in certain respects as set forth herein and the Lenders and Administrative Agent are agreeable to the same, subject to the terms and conditions hereof.

NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is, as of the Fourth Amendment Effective Date, hereby amended as follows:

(a) Section 8.2(b) of the Credit Agreement is amended by (i) deleting the word “a” therein, (ii) replacing the amount $150,000,000 therein with the amount $225,000,000 and (iii) replacing the amount $300,000,000 therein with the amount $375,000,000.

(b) Section 8.2(m) of the Credit Agreement is amended by replacing the amount $35,000,000 therein with the amount $70,000,000.

(c) Section 9.1 of the Credit Agreement is amended by replacing the amount $135,000,000 therein with the amount $175,000,000.

3. Representations and Warranties. In order to induce Administrative Agent and the Lenders to enter into this Amendment, each of Company and European Holdco hereby represents and warrants to Administrative Agent and the Lenders, in each case after giving effect to this Amendment, as follows:

(a) Each of Company and European Holdco has the corporate or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance by it of this Amendment.

(b) Each of Company and European Holdco has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof (except to the extent expressly made as of a specified date, in which event such representation and warranty is true and correct in all material respects as of such specified date).

(d) Each of Company’s and European Holdco’s execution, delivery and performance of this Amendment and the agreements, documents and instruments executed and delivered pursuant to this Amendment do not and will not (i) contravene any provision of any Requirement of Law applicable to any Credit Party, (ii) conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of any Contractual Obligation to which any Credit Party is a party or by which it or any of its property or assets is bound except for such contraventions, conflicts, breaches or defaults that would not be reasonably likely to have a Material Adverse Effect, (iii) violate any provision of any Organizational Document of any Credit Party or (iv) require any approval of stockholders or any material approval or consent of any Person (other than a Governmental Authority) except filings, consents, or notices which have been made, obtained or given.

(e) No material order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution and delivery of this Amendment or the performance of the obligations hereunder or (ii) the legality, validity, binding effect or enforceability of this Amendment or any agreements, documents and instruments executed and delivered pursuant to this Amendment.

(f) No Event of Default or Unmatured Event of Default exists under the Credit Agreement or would exist immediately after giving effect to this Amendment.

4. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the Business Day (the “Fourth Amendment Effective Date”) each of the following conditions precedent is satisfied:

(a) Execution and Delivery of Amendment. Administrative Agent (or its counsel) shall have received from (A) Lenders constituting the Required Lenders and (B) Company and European Holdco either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) Reaffirmation Agreement. Administrative Agent shall have received a duly executed copy of the Reaffirmation Agreement executed by each Credit Party other than Company and European Holdco in form and substance acceptable to Administrative Agent.

(c) Fees. Company shall have paid (i) the Amendment Fee (as defined in Section 5) to Administrative Agent for distribution to the Consenting Lenders (as defined in Section 5) in the manner set forth in Section 5, (ii) to Administrative Agent and the Lenders all reasonable costs, fees and expenses (including, without limitation, legal fees and expenses of Winston & Strawn LLP and the reasonable costs, fees and expenses referred to in Section 6(a)) payable to Administrative Agent or any other collateral agent or trustee acting for the benefit of the Lenders, as the case may be, and the Lenders to the extent then due.

(d) Adverse Change. On the Fourth Amendment Effective Date, both before and after giving effect to the Amendment, there shall be no facts, events or circumstances then existing and nothing shall have occurred which shall have come to the attention of any of the Lenders which constitutes a Material Adverse Effect.

(e) Litigation. No action, suit or proceeding (including, without limitation, any inquiry or investigation) by any entity (private or governmental) shall be pending or, to the best knowledge of Borrowers, threatened against Company or any of its Subsidiaries or with respect to the Credit Agreement, or any documentation executed in connection therewith or the transactions contemplated thereby (including, without limitation, this Amendment), or which Administrative Agent shall determine would reasonably be expected to have a Material Adverse Effect, and no injunction or other restraining order shall remain effective or a hearing therefor remain pending or noticed with respect to the Credit Agreement, or any documentation executed in connection therewith or the transactions contemplated thereby (including, without limitation, this Amendment), the effect of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f) Representations and Warranties. The representations and warranties contained in this Amendment, the Credit Agreement and the other Loan Documents shall each be true and correct in all material respects at and as of the Fourth Amendment Effective Date as though made on and as of the Fourth Amendment Effective Date (except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct in all material respects as of such specified date).

(g) No Defaults. No Unmatured Event of Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

5. Amendment Fee. In consideration of the execution of this Amendment by the Lenders, Company hereby agrees to pay on the Fourth Amendment Effective Date to each Lender that executes this Amendment on or prior to 5:00 p.m. New York time on April 23, 2008 (each, a “Consenting Lender”), a fee (collectively, the “Amendment Fee”) in an amount equal to $10,000.

6. Miscellaneous. The parties hereto hereby further agree as follows:

(a) Costs, Expenses and Taxes. Company hereby agrees to pay all reasonable fees, costs and expenses of Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Winston & Strawn LLP, counsel to Administrative Agent.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

(c) Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

(d) Integration. This Amendment and the Credit Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

(e) Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

(f) Binding Effect. This Amendment shall be binding upon, and inure to the benefit of, Borrowers, Administrative Agent, the Lenders and their respective successors and assigns; provided, however, that no Borrower may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders.

(g) Amendment; Waiver. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Lenders or Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. No delay on the part of any Lender or Administrative Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof. On and after the Fourth Amendment Effective Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. Company and European Holdco acknowledge and agree that this Amendment constitutes a “Loan Document” for purposes of the Credit Agreement, including, without limitation, Section 10.1 of the Credit Agreement. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 12.1 of the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

GREIF, INC.

By:	/s/ John K. Dieker
Name:	John K. Dieker
Title:	Vice President and Treasurer

GREIF SPAIN HOLDINGS, S.L.

By:	/s/ Pamela J.H. Centofanti
Name:	Pamela J.H. Centofanti
Title:	President

Greif Fourth Amendment to

Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, in its individual capacity and as Administrative Agent

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Director

By:	/s/ Yvonne Tilden
Name:	Yvonne Tilden
Title:	Director

Greif Fourth Amendment to

Credit Agreement

Bank of America, N.A.

By:	/s/ William M. Bulger, Jr.
Name:	William M. Bulger, Jr.
Title:	Vice President

Greif Fourth Amendment to

Credit Agreement

Citizens Bank of Pennsylvania

By:	/s/ Clifford A. Mull
Name:	Clifford A. Mull
Title:	Vice President

Greif Fourth Amendment to

Credit Agreement

Fifth Third Bank

By:	/s/ Brent M. Jackson
Name:	Brent M. Jackson
Title:	Vice President

Greif Fourth Amendment to

Credit Agreement

FORTIS CAPITAL CORP

By:	/s/ Douglas Riahi
Name:	Douglas Riahi
Title:	Managing Director

By:	/s/ Steven D. Silverstein
Name:	Steven D. Silverstein
Title:	Director

Greif Fourth Amendment to

Credit Agreement

HSBC Bank USA National Association

By:	/s/ Robert J. McArdle
Name:	Robert J. McArdle
Title:	First Vice President

Greif Fourth Amendment to

Credit Agreement

HUNTINGTON NATIONAL BANK

By:	/s/ John M. Luehmann
Name:	John M. Luehmann
Title:	Vice President

Greif Fourth Amendment to

Credit Agreement

ING CAPITAL LLC

By:	/s/ Robin Van Puyenbroeck
Name:	Robin Van Puyenbroeck
Title:	Vice President

Greif Fourth Amendment to

Credit Agreement

JPMorgan Chase Bank, N.A.

By:	/s/ Sean M. Story
Name:	Sean M. Story
Title:	Associate

Greif Fourth Amendment to

Credit Agreement

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Marcel Fournier
Name:	Marcel Fournier
Title:	Vice President

Greif Fourth Amendment to

Credit Agreement

National City Bank

By:	/s/ Timothy J. Holmes
Name:	Timothy J. Holmes
Title:	Senior Vice President

Greif Fourth Amendment to

Credit Agreement

The Northern Trust Company

By:	/s/ Mark E. Taylor
Name:	Mark E. Taylor
Title:	Senior Vice President

Greif Fourth Amendment to

Credit Agreement

US Bank, NA

By:	/s/ Keith Walters
Name:	Keith Walters
Title:	Vice President

Greif Fourth Amendment to

Credit Agreement